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                                         EXHIBIT 4.5

______________________________________________________________
______________________________________________________________







                                  UNC INCORPORATED

                            9 1/8% Senior Notes Due 2003











                            FIRST SUPPLEMENTAL INDENTURE
                             Dated as of August 14, 1993




                               Supplement to Indenture
                              Dated as of July 15, 1993








                       Continental Bank, National Association,
                                       Trustee







______________________________________________________________
______________________________________________________________
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       FIRST SUPPLEMENTAL INDENTURE, dated as of August 14,
1993, among UNC INCORPORATED, a Delaware corporation (the "Company"), UNC JOHNSON TECHNOLOGY, INC. a Delaware corporation ("Johnson Technology") and CONTINENTAL BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the "Trustee").

       WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture dated as of July 15, 1993 (the "Indenture"), providing for the issuance by the Company of its 9 1/8% Senior Notes Due 2003 (the "Notes") and the related guarantees of the Guarantors (the "Guarantees") (the Notes and the Guarantees are sometimes collectively referred to herein as the "Securities");

       WHEREAS, on July 30, 1993, Johnson Technology, a wholly owned subsidiary of the Company, acquired substantially all of the assets of the Johnson Technology division of the Freedom
Forge Corporation.

       WHEREAS, in accordance with SECTION 10.05 of the Indenture the Company, as the beneficial owner of all of the outstanding capital stock of Johnson Technology, wishes to provide for the greater security of the Holders of the Securities by causing Johnson Technology to guarantee the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Notes;

       WHEREAS, Johnson Technology is duly authorized to so guarantee the Notes and to enter into, execute and deliver this First Supplemental Indenture;

       WHEREAS, SECTION 9.01(4) of the Indenture provides that the Company, the Guarantors and the Trustee may amend the Indenture to add guarantees with respect to the Notes without notice to or consent of any Securityholder;

       WHEREAS, the Company and the Guarantors deem it advisable and not materially adverse to the rights of any Securityholder to amend and supplement the Indenture as provided in this First Supplemental Indenture; and

       WHEREAS, the Company, the Guarantors and the Trustee have done all things necessary under the Indenture to enter into this First Supplemental Indenture, and Johnson Technology and the Company have done all things necessary to make the guarantee herein the valid obligation of Johnson Technology in accordance with its terms;

       NOW, THEREFORE, in consideration of these premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of Securities as follows:
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                                      ARTICLE I
                               Unconditional Guarantee
                               -----------------------
       Section 1.01. For value received, Johnson Technology, jointly and severally with the Guarantors, hereby fully, unconditionally and absolutely guarantees to the Holders and to the Trustee, the complete and punctual payment and performance by the Company of the Obligations, and further agrees to pay any and all expenses (including, without limitation, fees and disbursements of counsel) which may be paid or incurred by the Trustee or the Holders in enforcing their rights under the Guarantees all in accordance with the terms of the Securities and of the Indenture.

       SECTION 1.02. Johnson Technology hereby agrees to be bound by each of the terms of the Indenture that apply to the Guarantors to the same extent as the Guarantors as if Johnson Technology were a party to the Indenture on the date thereof.

       Section 1.03. No references herein to the Indenture and no provision of this First Supplemental Indenture or of the Indenture shall alter or impair the guarantee of Johnson Technology, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest, if any, on any Security.

                                     ARTICLE II
                                    Miscellaneous
                                    -------------
       Section 2.01. Except as hereby expressly modified, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

       Section 2.02. The Trustee shall have no responsibility for the recitals in this First Supplemental Indenture or for the validity or the sufficiency of this First Supplemental
Indenture. The Trustee accepts the trust created by this First Supplemental Indenture upon the terms and subject to the conditions of the Indenture.

       Section 2.03. Any notices or demands hereafter required or permitted by the Indenture to be given to or served upon the Guarantor or the Corporation shall be given to or served upon the Guarantor or the Corporation, as the case may be, at 175 Admiral Cochrane Drive, Annapolis, Maryland 21401-7394,
Attention: Treasurer.

       Section 2.04. Capitalized terms used herein which are not defined herein shall have the meanings specified in the Indenture.

       Section 2.05. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same
instrument.
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       Section 2.06.        This First Supplemental Indenture shall
be governed by the laws of the State of New York.

       IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.


ATTEST:                                   UNC INCORPORATED

/s/ Herbert D. Frerichs, Jr.              By: /s/ Richard H. Lange
______________________________            _________________________


ATTEST:                                   UNC JOHNSON TECHNOLOGY, INC.

/s/ Herbert D. Frerichs, Jr.              By: /s/ Richard H. Lange
______________________________            _________________________


ATTEST:                                   CONTINENTAL BANK, NATIONAL
                                                    ASSOCIATION, as Trustee

/s/ Michel A. Pantone                     By: /s/ John W. Porter
______________________________            _________________________

TRI-INDUSTRIES, INC.                      PACIFIC AIRMOTIVE
                                                    CORPORATION, INC.


By: /s/ Richard H. Lange                  By: /s/ Richard H. Lange
___________________________               ___________________________
Title: Vice President                     Title: Vice President


BURNSIDE-OTT AVIATION TRAINING            ARDCO INCORPORATED
  TRAINING CENTER INC.


By: /s/ Richard H. Lange                  By: /s/ Richard H. Lange
___________________________               ___________________________
Title: Vice President                     Title: Vice President


ENGINE & ENGINE PARTS, INC.               AVMAR INCORPORATED


By: /s/ Richard H. Lange                  By: /s/ Richard H. Lange
___________________________               ___________________________
Title: Vice President                     Title: Vice President
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TEXAS CAMCO INCORPORATED                  AIRWORK CORPORATION


By: /s/ Richard H. Lange                  By: /s/ Richard H. Lange
___________________________               ___________________________
Title: Vice President                     Title: Vice President


UNC AVIATION SERVICES, INC.               UNC ACCESSORY OVERHAUL
                                            GROUP, INC.


By: /s/ Richard H. Lange                  By: /s/ Richard H. Lange
___________________________               ___________________________
Title: Vice President                     Title: Vice President


CHEMICAL DYNAMICS INCORPORATED            UNC HELICOPTER, INC.


By: /s/ Richard H. Lange                  By: /s/ Richard H. Lange
___________________________               ___________________________
Title: Vice President                     Title: Vice President

UNC ARTEX, INC.                           CAMCO INCORPORATED


By: /s/ Richard H. Lange                  By: /s/ Richard H. Lange
___________________________               ___________________________
Title: Vice President                     Title: Vice President

UNC HOLDINGS INC.                         AIRCRAFT TURBINE SERVICE,
                                                    INCORPORATED


By: /s/ Richard H. Lange                  By: /s/ Richard H. Lange
___________________________               ___________________________
Title: Vice President                     Title: Vice President


UNC INTERNATIONAL SALES, INC.             ASW LIQUIDATING, INC.


By: /s/ James P. Fahey                    By: /s/ Richard H. Lange
___________________________               ___________________________
Title: Treasurer                          Title: Vice President


UNC AIR CAPITAL INCORPORATED              UNC MANUFACTURING
                                                    TECHNOLOGY, INC.


By: /s/ Richard H. Lange                  By: /s/ Richard H. Lange
___________________________               ___________________________
Title: Vice President                     Title: Vice President
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UNC NUCLEAR INDUSTRIES, INC.              SEMSA INCORPORATED


By: /s/ Richard H. Lange                  By: /s/ Richard H. Lange
___________________________               ___________________________
Title: Vice President                     Title: Vice President


RECLAMATION INC.                          UNC RECOVERY CORPORATION


By: /s/ Richard H. Lange                  By: /s/ Richard H. Lange
___________________________               ___________________________
Title: Vice President                     Title: Vice President


UNITED NUCLEAR CORPORATION                UNC CORNUCOPIA MINING CO., INC.


By: /s/ Richard H. Lange                  By: /s/ James P. Fahey
___________________________               ___________________________
Title: Vice President                     Title: Treasurer